For Release:  4:01 p.m. Eastern, March 16, 2015

Molycorp (NYSE: MCP) Reports Fourth Quarter & Full Year 2014 Financial Results

HIGHLIGHTS:

•
The Company reported higher production volumes in the fourth quarter of 2014 at its Mountain Pass, California rare earth facility, with 1,328 metric tons ("mt") of rare earth oxide ("REO") equivalent production. That compares to 1,034 mt in the fourth quarter of 2013 and 691 mt in the third quarter of 2014. Full year 2014 production at Mountain Pass totaled approximately 4,769 mt, compared to 3,473 mt in 2013.

•	The Chlor-Alkali plant at Mountain Pass is performing well and the Company is able to produce or purchase sufficient supplies of hydrochloric acid for rare earth production.

•	Per-unit cash production costs at Mountain Pass declined in the fourth quarter of 2014 to $21.02 per kilogram, a 38% decrease over the third quarter of 2014 costs of $33.80 per kilogram.

•
The Company reported fourth quarter product sales volume of 3,149 mt, a 6% decrease over the third quarter, at an average selling price ("ASP") of $36.91 per kilogram. For the full year 2014, the Company reported sales volume of 13,019 mt, a 1% increase over 2013, at an ASP of approximately $36.53 per kilogram.

•	Net revenues for the quarter were $116.2 million, a 6% decrease from the third quarter. Full year 2014 net revenues were $475.6 million, a 14% decrease as compared to 2013.

•	The Company reported a net loss of $1.43 per share for the quarter. The Company reported a net loss of $0.39 per share for the quarter on an adjusted non-GAAP basis.

•
For the full year 2014, the Company reported a net loss of $2.70 per share. On an adjusted non-GAAP basis, the Company reported a net loss of $1.31 per share for the full year, due largely to impairment of goodwill and other intangible assets and write-offs of certain tangible assets.

Greenwood Village, CO (March 16, 2015) - Molycorp, Inc. (NYSE: MCP) ("Molycorp" or the "Company") today announced financial and operating results for the fourth quarter and full year 2014.

FOURTH QUARTER 2014 RESULTS
The Company reported consolidated net revenues of $116.2 million, a 6% decrease over the third quarter of 2014. The decrease in revenues was largely driven by a shifting product mix, lower sales volumes from all segments, except for Rare Metals', and softened pricing for rare earths.
During the fourth quarter, the Company sold 3,149 mt of product at an ASP of $36.91 per kilogram, and generated a gross loss of $44.8 million. This compares to sales volumes of 3,356 mt at an ASP of $36.93 per kilogram and a gross loss of $15.1 million during the third quarter of 2014. The Company produced 691 mt and 1,328 mt of rare earth oxides at its Mountain Pass facility during the third and fourth quarters of 2014, respectively. Actual production was lower than expected as a result of production interruptions while the Company continues to optimize operations, and this lower than expected production has continued through the first two months of 2015.
Molycorp reported a loss attributable to common stockholders of $329.8 million, or $1.43 per share. Adjusted loss per share of $0.39 in the fourth quarter of 2014 does not reflect impairment charges for goodwill and other intangible assets, out-of-ordinary business expenses, and certain other non-cash items.
The Company reported negative cash flows from operating activities of $75.8 million during the fourth quarter, and had $211.7 million in cash and cash equivalents as of December 31, 2014.
During the three months ended December 31, 2014, Molycorp's capital expenditures were $23.3 million on a cash basis.

FULL YEAR 2014 RESULTS
The Company reported consolidated net revenues of $475.6 million, a 14% decrease as compared to the full year 2013. The decrease in revenues was largely driven by softened rare earth pricing.

For the full year, the Company sold 13,019 mt of product at an ASP of $36.53 per kilogram, and generated a gross loss of $99.6 million. This compares to volume sales of 12,873 mt at an ASP of $43.07 per kilogram and a gross loss of $67.2 million for the full year 2013.
Molycorp reported a full year loss attributable to common stockholders of $607.8 million, or $2.70 per share. Adjusted loss per share of $1.31 for the full year 2014 eliminates the effect of operational expansion items, out-of-ordinary business expenses, and certain other non-cash items.
The Company reported negative cash flows from operating activities of $222.2 million during the year. Capital expenditures for the Company on a cash basis for the full year were $86.2 million. For the full year ending December 31, 2015, the Company estimates that its capital expenditures will total approximately $60-$65 million.

CONFERENCE CALL TOMORROW AT 9:00 A.M. EASTERN STANDARD TIME

Molycorp will conduct a conference call on March 17, 2015 to discuss these results at 9:00 a.m. EST, hosted by Geoff Bedford, President and Chief Executive Officer, and Michael Doolan, Executive Vice President and Chief Financial Officer. Investors interested in participating in the live call from the U.S. should dial +1 (866) 543-6403 and reference passcode number 20720733. Those calling from outside the U.S. should dial +1 (617) 213-8896 and reference the same passcode as above.

There will also be a simultaneous live audio webcast available on the Investor Relations section of the Company's website at www.molycorp.com/investors. The webcast will be archived on the website. A PowerPoint presentation that will be broadcast live via webcast during the conference call will be made available on the website immediately prior to the call.

NON-GAAP ADJUSTED NET LOSS, OIBDA and ADJUSTED OIBDA

Adjusted Net Loss excludes certain non-cash items and other out-of-ordinary business expense and operational expansion items. The Company defines OIBDA as operating income before depreciation, amortization and accretion. Adjusted OIBDA consists of OIBDA excluding certain non-cash items and other out-of-ordinary business expense and operational expansion items. Adjusted Net Loss, OIBDA and Adjusted OIBDA are all non-GAAP financial measures. There have been no changes in the calculation method of previously disclosed non-GAAP financial measures. The Company's management believes adjusting out these items from Net Loss and OIBDA, including but not limited to purchase accounting adjustments, stock-based compensation, out-of-ordinary expenses/income, asset impairment charges and other miscellaneous charges, is useful to investors because it provides an overall understanding of the Company's historical financial performance and future prospects. Management believes that Adjusted Net Loss, OIBDA and Adjusted OIBDA are an indication of the Company's base-line performance. Exclusion of these items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

# # #

FOR MORE INFORMATION:

Company Contacts:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
jim.sims@molycorp.com

Brian Blackman, +1 (303) 843-8067
Vice President Investor Relations
brian.blackman@molycorp.com

MOLYCORP, INC. - FINANCIAL STATEMENTS AND SUPPLEMENTARY TABLES

TABLE 1: CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and per share amounts)

	At December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$211,685	$314,317
Trade accounts receivable, net	44,575	61,757
Inventory	169,323	171,783
Prepaid expenses and other current assets	29,332	29,210
Total current assets	454,915	577,067
Non-current assets:
Deposits	31,078	25,997
Property, plant and equipment, net	1,707,970	1,762,874
Inventory	25,127	25,329
Intangible assets, net	215,871	330,867
Investments	8,801	48,875
Goodwill	102,808	228,750
Other non-current assets	29,416	7,043
Total non-current assets	2,121,071	2,429,735
Total assets	$2,575,986	$3,006,802
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$40,842	$84,449
Accrued expenses	51,966	48,501
Debt and capital lease obligations	12,560	16,362
Other current liabilities	4,686	4,063
Total current liabilities	110,054	153,375
Non-current liabilities:
Asset retirement obligation	17,799	16,966
Deferred tax liabilities	63,802	85,481
Debt and capital lease obligations	1,559,781	1,363,916
Other non-current liabilities	20,247	10,002
Total non-current liabilities	1,661,629	1,476,365
Total liabilities	$1,771,683	$1,629,740
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 700,000,000 shares authorized at December 31, 2014 and 350,000,000 at December 31, 2013	260	241
Preferred stock, $0.001 par value; 5,000,000 shares authorized at December 31, 2013	—	2
Additional paid-in capital	2,245,478	2,194,405
Accumulated other comprehensive loss	(3,323)	(6,451)
Accumulated deficit	(1,445,408)	(840,474)
Total Molycorp stockholders’ equity	797,007	1,347,723
Noncontrolling interests	7,296	29,339
Total stockholders’ equity	804,303	1,377,062
Total liabilities and stockholders’ equity	$2,575,986	$3,006,802

TABLE 2: CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts)

	Quarter Ended	Years Ended December 31,
	December 31, 2014	2014	2013
Revenues	$116,242	$475,612	$554,390
Costs of sales:
Costs excluding depreciation and amortization	(122,912)	(481,417)	(553,831)
Depreciation and amortization	(38,174)	(93,782)	(67,727)
Gross loss	(44,844)	(99,587)	(67,168)
Operating expenses:
Selling, general and administrative	(14,204)	(74,490)	(107,169)
Corporate development	—	—	(247)
Depreciation, amortization and accretion	(7,327)	(29,879)	(38,037)
Research and development	(3,662)	(15,265)	(23,172)
Impairment of goodwill and other long-lived assets	(231,650)	(231,650)	(120,898)
Operating loss	(301,687)	(450,871)	(356,691)
Other (expense) income:
Other (expense) income	(3,615)	(5,092)	1,886
Foreign exchange loss, net	(2,784)	(3,146)	(376)
Interest expense, net of capitalized interest	(55,008)	(167,375)	(67,684)
Gain on extinguishment of convertible notes, net	19,719	19,719	—
Impairment of investments at cost	—	(12,000)	(9,411)
	(41,688)	(167,894)	(75,585)
Loss from continuing operations before income taxes and equity earnings	(343,375)	(618,765)	(432,276)
Income tax benefit	16,832	22,594	70,943
Equity in loss of affiliates	(21,395)	(26,763)	(9,169)
Loss from continuing operations	(347,938)	(622,934)	(370,502)
Loss from discontinued operations, net of tax	—	—	(6,427)
Net loss	(347,938)	(622,934)	(376,929)
Net loss attributable to noncontrolling interests	18,142	18,000	2,546
Net loss attributable to Molycorp stockholders	$(329,796)	$(604,934)	$(374,383)
Net loss	$(347,938)	$(622,934)	$(376,929)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	13,524	4,271	1,623
Actuarial (loss) gain	(1,143)	(1,143)	1,359
Comprehensive loss	$(335,557)	$(619,806)	$(373,947)
Comprehensive (loss) income attributable to:
Molycorp stockholders	(317,415)	(601,806)	(371,401)
Noncontrolling interests	(18,142)	(18,000)	(2,546)
	$(335,557)	$(619,806)	$(373,947)
Loss per share of common stock:
Basic:
Continuing operations	$(1.43)	$(2.70)	$(2.17)
Discontinued operations	—	—	(0.04)
	$(1.43)	$(2.70)	$(2.21)

TABLE 3: CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(622,934)	$(376,929)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, amortization and accretion	123,661	105,764
Deferred income tax benefit	(38,996)	(68,290)
Inventory write-downs	84,414	100,346
Release of inventory step-up value	993	3,068
Impairment of goodwill and other long-lived assets	231,650	120,898
Impairment of investments	12,000	9,411
Stock-based compensation	5,261	5,392
Equity in results of affiliates	26,763	9,169
Gain on extinguishment of convertible notes, net	(19,719)	—
PIK interest	3,851	—
Change in fair value of embedded derivative	3,879	—
Amortization of issuance costs	7,444	—
Impairment of other receivables	3,292	—
Other operating activities	5,021	1,539
Net change in operating assets and liabilities	(48,784)	(64,719)
Net cash used in operating activities	(222,204)	(154,351)
Cash flows from investing activities:
Investment in joint ventures	(703)	(3,423)
Dividends received from equity investment	2,014	—
Capital expenditures	(86,158)	(379,312)
Recovery from insurance claims	12,900	—
Other investing activities	984	5,477
Net cash used in investing activities	(70,963)	(377,258)
Cash flows from financing activities:
Repayments of debt	(7,825)	(26,823)
Net proceeds from sale of common stock	—	495,717
Issuance of 5.50% Convertible Notes	—	165,600
Payments of preferred dividends	(2,846)	(11,385)
Dividends paid to noncontrolling interests	(4,222)	(4,546)
Debt issuance costs	(15,260)	—
Proceeds from the 2014 Financings	250,000	—
Partial repayment of convertible notes	(27,495)	—
Other financing activities	—	(1,297)
Net cash provided by financing activities	192,352	617,266
Effect of exchange rate changes on cash	(1,817)	870
Net change in cash and cash equivalents	(102,632)	86,527
Cash and cash equivalents at beginning of the year	314,317	227,790
Cash and cash equivalents at end of year	$211,685	$314,317

TABLE 4: SEGMENT INFORMATION

Year ended December 31, 2014	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other(a)	Eliminations(b)	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$14,097	$159,365	$222,795	$79,355		$—	$475,612
Inter-segment	34,093	22,056	7,591	—		(63,740)	—
Total revenues	$48,190	$181,421	$230,386	$79,355		$(63,740)	$475,612
OIBDA	(146,157)	(202,588)	52,966	(442)
Depreciation, amortization and accretion	(78,739)	(17,401)	(16,956)	(10,343)
Operating (loss) income (c)	$(224,896)	$(219,989)	$36,010	$(10,785)	$(33,195)	$1,984	$(450,871)
Other expense							(5,092)
Foreign exchange loss, net							(3,146)
Interest expense, net of capitalized interest							(167,375)
Gain on extinguishment of convertible notes, net							19,719
Impairment of investments							$(12,000)
Loss before income taxes and equity earnings							$(618,765)

Quarter ended December 31, 2014	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other(a)	Eliminations(b)	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$4,145	$36,844	$53,535	$21,718		$—	$116,242
Inter-segment	4,510	5,918	3,865	—		(14,293)	—
Total revenues	$8,655	$42,762	$57,400	$21,718		$(14,293)	$116,242
OIBDA	(48,327)	(214,975)	13,762	(1,706)
Depreciation, amortization and accretion	(31,307)	(5,797)	(4,226)	(4,116)
Operating (loss) income (c)	$(79,634)	$(220,772)	$9,536	$(5,822)	$(7,936)	$2,941	$(301,687)
Other expense							(3,615)
Foreign exchange loss, net							(2,784)
Interest expense, net of capitalized interest							(55,008)
Gain on extinguishment of convertible notes, net							19,719
Loss before income taxes and equity earnings							$(343,375)

(a)	Includes business development costs, personnel costs, stock-based compensation, accounting and legal fees, occupancy expense, information technology costs and interest expense.

(b)	Consist of inter-segment sales and gross profits eliminations as well as eliminations of lower of cost or market adjustments related to inter-segment inventory.

(c)	Includes impairment of goodwill and other long-lived assets in some segments.

TABLE 4: SEGMENT INFORMATION (continued)

Year ended December 31, 2013	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other (a)	Eliminations(b)	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$33,621	$181,815	$252,713	$86,241		$—	$554,390
Inter-segment	26,040	37,256	—	—		(63,296)	—
Total revenues	$59,661	$219,071	$252,713	$86,241		$(63,296)	$554,390
OIBDA	(177,384)	(65,135)	50,899	(12,456)
Depreciation, amortization and accretion	(46,318)	(22,754)	(27,812)	(8,652)
Operating (loss) income (c)	$(223,702)	$(87,889)	$23,087	$(21,108)	$(46,126)	$(953)	$(356,691)
Other expense							1,886
Foreign exchange loss, net							(376)
Interest expense, net of capitalized interest							(67,684)
Impairment of investment at cost							(9,411)
Loss before income taxes and equity earnings							$(432,276)

TABLE 5: LOSS PER SHARE

	Quarter Ended	Years Ended December 31,
	December 31, 2014	2014	2013
	(In thousands, except share and per share amounts)
Net loss attributable to Molycorp stockholders	$(329,795)	$(604,934)	$(374,383)
Dividends on Convertible Preferred Stock	—	(2,846)	(11,385)
Loss attributable to common stockholders	(329,795)	(607,780)	(385,768)

Continuing operations	$(329,795)	$(607,780)	$(379,341)
Discontinued operations	—	—	(6,427)
	$(329,795)	$(607,780)	$(385,768)

Weighted average common shares outstanding—basic	229,960,050	224,978,752	174,528,717

Basic loss per share from:
Continuing operations	$(1.43)	$(2.70)	$(2.17)
Discontinued operations	—	—	(0.04)
	$(1.43)	$(2.70)	$(2.21)

TABLE 6: PRODUCT REVENUES, SALES VOLUME, ASP

	Quarter Ended	Years Ended December 31,
	December 31, 2014	2014	2013
Revenues (in thousands)
Resources (1)	$8,655	$48,190	$59,661
Chemicals and Oxides (2)	42,762	181,421	219,071
Magnetic Materials and Alloys (3)	57,400	230,386	252,713
Rare Metals (4)	21,718	79,355	86,241
Inter-segment eliminations	(14,293)	(63,740)	(63,296)
Total Net Revenues	$116,242	$475,612	$554,390

Sales volume (in metric tons)
Resources	898	3,945	3,926
Chemicals and Oxides (b)	1,446	6,605	6,346
Magnetic Materials and Alloys (a)	1,440	5,748	5,884
Rare Metals	126	410	333
Inter-segment eliminations	(761)	(3,689)	(3,597)
(a) Includes magnetic powders and rare earth alloys.
(b) Sales volume and ASP for 2013 have been restated to exclude 242 mt of certain non-rare earth by-products that this segment sold for a nominal amount.

ASP per kilogram
Resources	$9.64	$12.21	$15.20
Chemicals and Oxides (b)	29.57	27.42	34.49
Magnetic Materials and Alloys	39.86	40.08	42.95
Rare Metals	172.38	193.41	264.13

1. The Resources segment includes operations at our Mountain Pass facility where we conduct rare earth minerals extraction and processing to produce: purified unseparated light rare earth concentrates, or LREC; separated rare earth oxides, including lanthanum, cerium and neodymium/praseodymium; heavy rare earth concentrates, which include samarium, europium, gadolinium, terbium, dysprosium and others; and a line of proprietary rare earth-based water treatment products, including SorbX® and PhosFIX™.

2. The Chemicals and Oxides segment includes: production of rare earths at our operations at Molycorp Silmet; separated heavy rare earth oxides and other custom engineered materials from our facilities in Jiangyin, Jiangsu Province, China; and production of rare earths, salts of REEs, zirconium-based engineered materials and mixed rare earth/zirconium oxides from our facilities in Zibo, Shandong Province, China. Rare earths and zirconium applications from products made in this segment include catalytic converters, computers, television display panels, optical lenses, mobile phones, electronic chips, and many others.

3. The Magnetic Materials and Alloys segment includes the production of Neo Powders™ through our wholly-owned manufacturing facilities in Tianjin, China, and Korat, Thailand, under the Molycorp Magnequench brand. This operating segment also includes manufacturing of neodymium and samarium magnet alloys, other specialty alloy products and rare earth metals at our MMA facility in Tolleson, Arizona. Neo Powders™ are used in the production of high performance, bonded NdFeB permanent magnets, which are found in micro-motors, precision motors, sensors, and other applications requiring high levels of magnetic strength, flexibility, small size, reduced weight, and energy efficient performance.

4. The Rare Metals segment produces, reclaims, refines and markets high value niche metals and their compounds that include gallium, indium, rhenium, tantalum, and niobium. Operations in this segment are distributed in several locations: Quapaw, Oklahoma; Blanding, Utah; Peterborough, Ontario, Canada; Sagard, Germany; Hyeongok Industrial Zone in South Korea; and Sillamäe, Estonia. Applications from products made in this segment include wireless technologies, LEDs, flat panel displays, turbines, solar power catalysts, steel additives, electronics applications, and many others.

TABLE 7: NON-GAAP ADJUSTED NET LOSS

Adjusted Net Loss
	December 31, 2014
	Quarter Ended	Year Ended
(In thousands, except share and per share amounts)
Net loss attributable to Molycorp stockholders	$(329,795)	$(604,934)
Certain non-cash and other items:
Stock-based compensation	1,476	5,261
Inventory write-downs (Mountain Pass)	26,803	72,485
Impact of purchase accounting on cost of inventory sold	252	993
Impairment of goodwill and other long-lived assets	231,356	231,650
Write-down of investments and related receivables	22,986	34,986
Gain on debt conversion	(21,683)	(21,683)
Out-of-ordinary items:
Water removal	551	10,737
Income tax effect of above adjustments	(20,972)	(21,201)
Adjusted net loss	(89,026)	(291,706)
Dividends on Convertible Preferred Stock	—	(2,846)
Adjusted net loss attributed to common stockholders	$(89,026)	$(294,552)
Weighted average common shares outstanding	229,960,050	224,978,752
Adjusted net loss per share	$(0.39)	$(1.31)

TABLE 8: NON-GAAP OIBDA and ADJUSTED OIBDA RECONCILIATION

OIBDA and Adjusted OIBDA
	December 31, 2014
Consolidated	Quarter Ended	Year Ended
	(In thousands)
Operating loss	$(301,687)	$(450,871)

Depreciation and amortization included in costs of sales	38,174	93,782
Depreciation, amortization and accretion	7,327	29,879
OIBDA	(256,186)	(327,210)

Adjusted OIBDA by Segment
Resources
OIBDA	$(48,327)	$(146,157)
Stock-based compensation	180	827
Inventory write-downs	26,803	72,485
Impairment of long-lived assets	13,567	13,567
Water removal	551	10,737
Adjusted OIBDA - Resources	$(7,226)	$(48,541)
Chemicals and Oxides
OIBDA	$(214,975)	$(202,588)
Stock-based compensation	223	834
Impact of purchase accounting on cost of inventory sold	252	441
Impairment of goodwill and other long-lived assets	215,567	215,567
Adjusted OIBDA - Chemicals and Oxides	$1,067	$14,254
Magnetic Materials and Alloys
OIBDA	$13,762	$52,966
Stock-based compensation	168	669
Impact of purchase accounting on cost of inventory sold	—	(45)
Impairment of long-lived assets	144	174
Adjusted OIBDA - Magnetic Materials and Alloys	$14,074	$53,764
Rare Metals
OIBDA	$(1,706)	$(442)
Stock-based compensation	28	108
Impact of purchase accounting on cost of inventory sold	—	598
Impairment of goodwill and other long-lived assets	2,077	2,077
Adjusted OIBDA - Rare Metals	399	2,341
Corporate and other	(7,004)	(29,886)
Eliminations	2,941	1,984
Adjusted OIBDA - Consolidated	$4,251	$(6,084)

ABOUT MOLYCORP

Molycorp is the only advanced material manufacturer in the world that both controls a world-class rare earth resource and can produce high-purity, custom engineered rare earth products to meet increasingly demanding customer specifications. With production facilities on three continents, the Company produces a wide variety of specialized products from rare earth elements and five rare metals (Gallium, Indium, Rhenium, Tantalum and Niobium). The Company produces rare earth magnetic materials through its Molycorp Magnequench subsidiary, including neodymium-iron-boron (NdFeB) magnet powders, used to manufacture bonded NdFeB permanent rare earth magnets. The Company also markets and sells a line of rare earth-based water treatment products. For more information please visit http://www.molycorp.com.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that represent Molycorp's beliefs, projections and predictions about future events or Molycorp's future performance. Forward-looking statements can be identified by terminology such as "may," "will," "would," "could," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to: Molycorp's ability meet the standards necessary to maintain its listing on the New York Stock Exchange or other stock exchange, including its ability to cure any non-compliance with such listing standards; the need to secure additional capital to implement Molycorp's business plans, and Molycorp's ability to successfully secure any such capital, including the ability to successfully access the remaining commitment under the financings with certain funds managed by Oaktree Capital Management, L.P.; Molycorpís ability to make interest payments on its existing debt; Molycorp's ability to repay its debt, whether at maturity, pursuant to any acceleration, or otherwise; Molycorp's ability to optimize and ramp up production at its Mountain Pass rare earth mine and processing facility, which we refer to as the Mountain Pass facility, and the ability to develop internal and external demand for REO and other downstream products, including the ability to operate at commercial production rates and competitive cash production costs, in each case within the projected time frame; Molycorp's ability to economically produce chemical reagents from waste water at the Mountain Pass facility on a consistent basis; the success of Molycorp's cost mitigation efforts in connection with the optimization and ramp up of the Mountain Pass facility, which, if unsuccessful, might cause its costs to exceed budget; the final costs of Molycorp's planned capital projects, which may differ from estimated costs; Molycorp's ability to achieve fully the strategic and financial objectives related to its acquisitions, including in respect of Molycorp's financial condition and results of operations; risks and uncertainties associated with intangible assets, including any future goodwill impairment charges and the ability to develop and protect intellectual property related to products and operations; risks associated with Molycorpís ability to protect its intellectual property, including the infringement of intellectual property of third parties; market conditions, including prices and demand for Molycorp's products; Molycorp's ability to control its working capital needs; foreign exchange rate fluctuations; the development and commercialization of new products; unexpected actions of domestic and foreign governments; various events which could disrupt operations, including natural events and other risks; uncertainties associated with Molycorp's reserve estimates and non-reserve deposit information, including estimated mine life and annual production; uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation; uncertainties regarding global supply and demand for rare earths materials; uncertainties regarding the results of Molycorp's exploration programs; Molycorp's ability to enter into definitive agreements with its customers, its ability to supply such customers, and its ability to maintain customer relationships; Molycorp's ability to maintain appropriate relations with unions and employees; Molycorp's ability to attract and retain employees with the necessary experience, skills and training; Molycorp's ability to successfully implement its vertical integration strategy; environmental laws, regulations and permits affecting Molycorp's business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining; and the outcome of the current stockholder class action litigation and derivative litigation, including any actions taken by government agencies in connection therewith.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and of the Company's Quarterly Reports on Form 10-Q. Any forward-looking statement contained in this release or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q reflects Molycorp's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Molycorp's operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.